SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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NABI BIOPHARMACEUTICALS

(Name of Registrant as Specified In Its Charter)

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5800 Park of Commerce Boulevard, N.W.

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2006

The annual meeting of stockholders (the “Annual Meeting”) of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Friday, May 12, 2006, at the Renaissance Boca Raton Hotel, 2000 N.W. 19th Street, Boca Raton, Florida, for the following purposes:

1.	To elect a Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by submitting a proxy as soon as possible. Stockholders entitled to vote at the Annual Meeting may submit a proxy by mail, telephone, or the Internet, as provided by the enclosed proxy card.

By Order of the Board of Directors,

Constantine Alexander

Secretary

April 7, 2006

5800 Park of Commerce Boulevard, N.W.

Boca Raton, Florida 33487

PROXY STATEMENT

This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), from holders of the Company’s common stock, par value $.10 per share (the “Common Stock”), for the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, May 12, 2006.

The Company’s principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company first mailed this proxy statement to stockholders on or about April 7, 2006.

VOTING AT THE ANNUAL MEETING

Stockholders of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the Annual Meeting. As of March 24, 2006, 59,517,041 shares of Common Stock were outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. The holders of issued and outstanding shares of Common Stock that represent a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum. Directions to withhold authority, abstentions, and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Broker non-votes occur when a broker or other nominee that holds shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner.

Stockholders are entitled to one vote per share on all matters that properly come before the Annual Meeting. Stockholders of record may vote by signing, dating, and mailing the enclosed proxy card, by calling the toll-free number listed on the enclosed proxy card, or by accessing the Internet website listed on the enclosed proxy card. If your shares are held in the name of a bank or broker, then you may vote by following the instructions that you receive from your bank or broker. Voting by proxy will not limit your right to attend the Annual Meeting and vote in person. If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker to attend the Annual Meeting and vote in person.

Each proxy that is properly received before the Annual Meeting will be exercised in accordance with the specified voting instructions. If no voting instructions are specified, then the shares represented by the proxy will be voted for the election of the director nominees named in this proxy statement and also for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 30, 2006. You may revoke your proxy before it is exercised by submitting another proxy with a subsequent date, by delivering a written notice of revocation to the Secretary of the Company, in care of Thomas E. Rathjen, Vice President, Investor Relations, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487, or by attending the Annual Meeting and voting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s by-laws provide that it shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of directors then in office. Currently, the number of Directors is fixed at seven, however the Board of Directors has fixed the number of directors at eight effective at the Annual Meeting. All of the nominees named in this proxy statement, other than Peter Davis, are currently serving as directors of the Company.

Vote Required

A plurality of votes cast will be required to elect each director nominee. Directions to withhold authority and broker non-votes will have no effect on the election of directors. Your proxy will confer discretionary authority to vote on the election of any person to serve as a director if a nominee named in this proxy statement is unable to serve or for good cause will not serve. The Board of Directors has no reason to believe that any director nominee will be unable or unwilling to serve, if elected.

Director Nominees

Each of the following directors has been nominated for election at the Annual Meeting.

David L. Castaldi, age 66, has been a director of the Company since 1994. He is currently an independent consultant. He was Chancellor and Chief Financial Officer of the Roman Catholic Archdiocese of Boston in 2001. Mr. Castaldi founded Cadent Medical Corp., a medical device company. He served as Chairman of the Board from 1996 to 2001 and as Chief Executive Officer of Cadent from 1998 to 1999. Previously, Mr. Castaldi was founder and Chief Executive Officer of a publicly-held biotechnology company and President of a biopharmaceutical division of Baxter International. Mr. Castaldi also serves on the board of directors of Embrex, Inc.

Geoffrey F. Cox, Ph.D., age 62, has been a director of the Company since 2000. He has been Chairman, President and Chief Executive Officer of GTC Biotherapeutics, Inc., a biopharmaceutical company, since 2001. From 1997 to 2001, he was Chairman of the Board and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a biotechnology company. From 1984 to 1997, he was employed by Genzyme Corporation, a biotechnology company, last serving as its Executive Vice President, Operations. Dr. Cox also serves on the board of directors of GTC Biotherapeutics, Inc. and on the board of directors of the Biotechnology Industry Organization.

Peter B. Davis, age 59, is currently an independent consultant. He served as Vice President Finance and Chief Financial Officer of XOMA Ltd., a biotechnology company, from 1994 to his retirement in June of 2005. From 1991 to 1994 he served as Vice President Financial Operations for the Ares Serono Group, a global pharmaceutical company. From 1988 to 1991, he was Vice President, Chief Financial Officer of Akzo America Inc., a subsidiary of a diversified Dutch chemical company. From 1995 to 1998 he was Controller-International Division of Stauffer Chemical Corporation, and from 1972 to 1985, he was employed by PepsiCo Inc., last serving as Division Finance Director of Pepsi-Cola International.

Richard A. Harvey, Jr., age 56, has been a director of the Company since 1992. He has been President of Stonebridge Associates, LLC, an investment banking firm, since 1996.

Leslie Hudson, Ph.D., age 59, has been a director of the Company since August 2005. He currently serves as Chief Executive Officer and President of DOV Pharmaceutical, Inc., a biopharmaceutical company. Dr. Hudson served as Vice Provost for Strategic Initiatives at the University of Pennsylvania from 2003 to June 2005. From 1995 to 2003 he served in several positions at Pharmacia Corp., including senior vice president of research and exploratory development, senior vice president of emerging technology and commercial development and general manager and group vice president of ophthalmology. From 1988 to 1994, he worked at GlaxoWellcome (now GlaxoSmithKline plc) in several senior research positions including head of cancer, metabolic and hyperproliferative disease and vice president for discovery research, in which he headed the company’s genomics program. Dr. Hudson also serves on the boards of directors of DOV Pharmaceutical, Inc. and Hooper Holmes, Inc.

Linda Jenckes, age 58, has been a director of the Company since 1997. She has been President of Linda Jenckes & Associates, a government relations consulting firm that she founded, since 1995. Ms. Jenckes also serves on the boards of directors of the National Multiple Sclerosis Society and the National Polycystic Kidney Disease Research Foundation.

Thomas H. McLain, age 48, has served as Chairman, Chief Executive Officer and President of the Company since May 2004 and has been a director since April 2001. From June 2003 to May 2004, he served as Chief Executive Officer and President. From November 2002 to June 2003, he served as President and Chief Operating Officer. From April 2001 to November 2002, he served as Executive Vice President and Chief Operating Officer. From 1998 to April 2001, he served as Senior Vice President, Corporate Services and Chief Financial Officer. From 1988 to 1998, Mr. McLain was employed by Bausch & Lomb, Inc., a global eye care company. Mr. McLain also serves on the board of directors of Eastman Chemical Company.

Stephen G. Sudovar, age 59, has been a director of the Company since 2002. He currently serves as President and Chief Executive Officer of SGS Associates, a management consulting firm. From 1999 to 2005, Mr. Sudovar served as President and Chief Executive Officer of EluSys Therapeutics, Inc., a biotechnology company. From 1988 to August 1999, he was employed by Roche Laboratories, a division of F. Hoffmann-La Roche Ltd, a global healthcare company, last serving as its President. Mr. Sudovar also serves on the board of directors of Aastrom Biosciences, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board of Directors of the Company has adopted Corporate Governance Principles to guide the operation of the Board of Directors and its standing committees. A copy of the Corporate Governance Principles is available on the Company’s website at http://www.nabi.com.

Board of Directors

The Board has determined that Messrs. Castaldi and Sudovar, Drs. Cox and Hudson, and Ms. Jenckes are independent directors, as defined under the Nasdaq Marketplace Rules. Furthermore, all of the Audit Committee members are independent, as independence for audit committee members is defined under the Nasdaq Marketplace Rules; all of the Compensation Committee members are independent, as independence for compensation committee members is defined under the Nasdaq Marketplace Rules; and all of the Nominating and Governance Committee members are independent, as independence for nominating committee members is defined under the Nasdaq Marketplace Rules. The Board has named Mr. Harvey as lead outside director. There are no family relationships among any of the directors or executive officers of the Company.

The Board of Directors met nine times in 2005. During 2005, each incumbent director of the Company, except Leslie Hudson, who joined the Board in August 2005, attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period for which he or she has been a director and (ii) all meetings of all committees of the Board on which he served that were held during the periods that he or she served as a member of such committees.

Standing Committees of the Board

The Board of Directors of the Company has formed the following standing committees.

1.

The Audit Committee currently consists of Mr. Castaldi (Chairman), Dr. Cox, and Ms. Jenckes, and its function is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Board of Directors has adopted a written charter for the Audit Committee and most recently amended that charter on February 15, 2006. A copy of the amended charter is included as Appendix A to this proxy statement, and is available on the Company’s website at http://www.nabi.com. All of the Audit Committee members are able to read and understand fundamental financial statements. The Board of Directors has determined that Mr. Castaldi and Dr. Cox are audit committee financial experts, as defined under the federal securities laws. The Audit Committee met 11 times in 2005.

2.	The Compensation Committee currently consists of Messrs. Castaldi and Sudovar and Drs. Cox (Chairman) and Hudson, and its function is to assist the Board of Directors in determining and overseeing the compensation practices and policies of the Company. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the charter is available on the Company’s website at http://www.nabi.com. The Compensation Committee met seven times in 2005.

3.	The Nominating and Governance Committee currently consists of Messrs. Castaldi, and Sudovar, Drs. Cox and Hudson, and Ms. Jenckes, and its function is to focus on issues involving the composition and operation of the Board of Directors and its committees, and the development of good corporate governance practices. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website at http://www.nabi.com. The Nominating and Governance Committee met three times in 2005.

Director Compensation

Under the Company’s compensation policy for non-employee directors, each non-employee director receives an annual retainer of $20,000 plus a fee of $1,000 for each Board and committee meeting attended by the director (whether the meeting is in person or by conference telephone). Additionally, each member of a standing Board committee receives an annual retainer of $2,500, and each chairperson of a standing Board committee receives an annual retainer of $5,000, except that the chairman of the Audit Committee and the lead outside director each receive an annual retainer of $7,500. Fees are paid for attendance at committee meetings even if they are held on the same day as Board meetings. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Under the Company’s Stock Plan for Non-Employee Directors and its 2004 Stock Plan for Non-Employee Directors, each non-employee director may elect to be paid his or her annual retainer, in whole or in part, in shares of Common Stock in lieu of cash, and each non-employee director is entitled to receive an option to purchase shares of Common Stock upon his or her initial election to the Board and each reelection to the Board at any meeting of stockholders. The number of shares underlying such options is determined by the Board of Directors at the time of grant in its sole discretion. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become fully exercisable six months after the date of grant, and the options expire ten years after the date of grant. To the extent that options are exercisable on the date that a director’s service on the board terminates, they will remain exercisable for 12 months after such termination, but in no event later than the original option expiration date. In May 2005, the Company granted options to purchase 12,000 shares of Common Stock to each of its non-employee directors and in August 2005 the Company granted an option to purchase 18,000 shares of Common Stock to Dr. Hudson when he joined the Board.

Director Nomination Process

The Nominating and Governance Committee reviews annually and makes recommendations to the Board of Directors regarding the appropriate qualifications, skills and experience expected of individual Board members and of the Board of Directors as a whole with the objective of having a Board of Directors with sound judgment and diverse backgrounds and experience to represent stockholder interests.

The Nominating and Governance Committee believes that nominees for election to the Board of Directors should possess sufficient business or financial experience and a willingness to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on other boards of directors or active involvement with other boards of directors, experience in the industries in which the Company conducts its business, audit and financial expertise, clinical experience, operational experience, or a scientific or medical background. The Committee does not believe that nominees for election to the Board of Directors should be selected through mechanical application of specified criteria. Rather, the Committee believes that the qualifications and strengths of individuals should be considered in their totality with a view to nominating persons for election to the Board of Directors whose backgrounds, integrity, and personal characteristics indicate that they will make a positive contribution to the Board of Directors.

The Nominating and Governance Committee intends to identify candidates for election to the Board of Directors through the personal knowledge and experience of the members of the Committee, third-party recommendations, and, for so long as the Committee believes it appropriate, through a search firm selected by the Committee and compensated by the Company. Candidates will be evaluated based upon their backgrounds and interviews with members of the Board of Directors. The Committee does not plan to evaluate candidates identified by the Committee differently from those recommended by a stockholder or otherwise. Mr. Davis was identified as a possible director candidate by Spencer Stuart, a search firm retained and compensated by the Company.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the Secretary of the Company, in care of Thomas E. Rathjen, Vice President, Investor Relations, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487, who will forward the recommendation to the Committee. The recommendation must set forth (i) the name and address as they appear on the Company’s books of the stockholder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in the Company’s proxy statement as a nominee for election to the Board and to serving as a director, if elected. Stockholders must also comply with all requirements of the Company’s by-laws with respect to nomination of persons for election to the Board of Directors.

Board Self-Assessment

In 2005, at the recommendation of the Nominating and Governance Committee, each of the full Board of Directors and the Audit Committee of the Board of Directors undertook a self-assessment in order to better understand and enhance, if necessary, performance and effectiveness of the Board and Audit Committee as a group. As a part of the self-assessment each participant completed a self-assessment questionnaire.

Shareholder Communication Policy

Stockholders may send communications to the Board of Directors or individual members of the Board by writing to them, in care of Thomas E. Rathjen, Vice President, Investor Relations, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487, who will forward the communication to the intended director or directors. If a stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance at Annual Meetings of Stockholders

The Company’s policy is to encourage attendance by all directors at annual meetings of stockholders. All seven members of the Board who were directors at the time of last year’s annual meeting attended the annual meeting.

Code of Ethical Conduct

The Company has adopted a Code of Ethical Conduct that comprises a code of ethics, as defined under the federal securities laws. The Code of Ethical Conduct applies to all directors, officers, and employees of the Company. The Code of Ethical Conduct is posted on the Company’s website at http://www.nabi.com.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity securities of the Company are authorized for issuance under the 1990 Equity Incentive Plan, the 1998 Non-Qualified Employee Stock Option Plan, the 2000 Equity Incentive Plan, the Stock Plan for Non-Employee Directors, the 2004 Stock Plan for Non-Employee Directors, and the 2000 Employee Stock Purchase Plan.

The following table provides information with respect to the Company’s equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	3,978,873	$10.80	3,223,935	(1)
Equity compensation plans not approved by security holders	4,720,450	$9.26	198,953
Total	8,699,323	$9.96	3,422,888

(1)	Includes 305,795 shares available for purchase under the 2000 Employee Stock Purchase Plan.

The closing price of the Common Stock on The Nasdaq National Market on March 24, 2006, was $5.69 per share.

1998 Non-Qualified Employee Stock Option Plan

The Board has adopted the 1998 Non-Qualified Employee Stock Option Plan (the “1998 Plan”), which provides for the award of up to 7,400,000 shares of Common Stock in the form of non-qualified stock options. The 1998 Plan has not been approved by the Company’s stockholders. The number of shares to be issued upon exercise of outstanding options and available for future grants under the 1998 Plan is subject to adjustment in the event of a stock dividend, stock split or combination of shares, recapitalization, or other change in the Company’s capital stock, as described in the 1998 Plan.

Persons eligible to receive awards under the 1998 Plan include all employees, consultants, and advisors of the Company who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors and officers of the Company are not eligible to receive awards under the 1998 Plan.

The exercise price of options granted under the 1998 Plan may not be less than the par value of the Common Stock. The expiration date of options granted under the 1998 Plan may not be more than ten years after the date of grant.

Options granted under the 1998 Plan generally have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options generally become exercisable in four equal annual installments beginning one year after the date of grant. In the event that an optionee’s employment or service with the Company terminates for any reason other than by death, options that are not then exercisable generally terminate immediately, but options that are exercisable on the date that employment or service terminates generally continue to be exercisable for a period of 90 days or such longer period as the Board may determine, but in no event beyond the option expiration date.

In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Common Stock are exchanged for securities, cash, or other property of any other business entity or in the event of a liquidation of the Company, then the Board may, in its discretion, (i) provide that outstanding options shall be assumed or replaced, (ii) provide that all unexercised options will terminate within a specified period, (iii) provide for a cash payment in exchange for the termination of outstanding options, or (iv) provide that outstanding options shall become exercisable in full immediately prior to such event.

As of December 31, 2005, 4,720,450 shares were subject to outstanding options granted under the 1998 Plan, and 198,953 shares were available for future grants under the 1998 Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information concerning the compensation of the Chief Executive Officer of the Company and certain other current and former executive officers for each of the Company’s last three completed fiscal years (such executive officers, including the Chief Executive Officer, are sometimes collectively referred to in this proxy statement as the “Named Executive Officers”).

	Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position		Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)		Securities Underlying Options (#)
Thomas H. McLain Chairman, Chief Executive Officer and President	2005 2004 2003	459,923 435,100 342,000	0 312,246 232,103	20,041 16,380 16,383	(3) (4) (5)	150,000 118,237 60,915	43,613 38,927 36,833	(6)

Raafat E.F. Fahim, Ph.D. Senior Vice President, Technical and Production Operations	2005 2004 2003	288,654 271,615 189,231	0 131,560 125,270	14,736 90,084 86,145	(3) (4) (5)	0 211,259 40,000	34,506 22,060 8,271	(6)

H. LeRoux Jooste Senior Vice President, Global Sales and Marketing (7)	2005 2004 2003	295,577 11,154 —	0 30,000 —	192,337 0 —	(3)	0 200,000 —	18,660 0 —	(6)

Henrik S. Rasmussen, M.D., Ph.D. Senior Vice President, Clinical, Medical, and Regulatory Affairs	2005 2004 2003	292,808 283,615 221,654	0 136,620 143,731	17,866 18,593 —	(3) (4)	0 214,282 40,000	31,923 31,703 8,197	(6)

Mark L. Smith Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer (8)	2005 2004 2003	280,769 272,962 248,904	0 128,414 132,217	12,986 10,718 10,568	(3) (4) (5)	75,000 54,466 41,208	31,220 27,608 26,605	(6)

(1)	Includes for certain individuals accrued unused vacation reimbursements that were paid in cash.

(2)	Includes bonuses accrued or earned in each year whether or not such bonuses were paid in that year.

(3)	Includes (i) reimbursements of $12,618 paid to Mr. McLain, $8,924 paid to Mr. Jooste, $6,883 paid to Mr. Smith and Dr. Fahim, and $9,220 paid to Dr. Rasmussen, respectively, for taxes payable by the officers on contributions made by the Company under its Supplemental Executive Retirement Plan; (ii) reimbursements of $6,609, $3,193, $5,776, $7,322 and $8,081, paid to Messrs. McLain, Jooste and Smith and Drs. Fahim and Rasmussen, respectively, for taxes payable by the officers on disability insurance premiums paid by the Company; (iii) reimbursements of $814, $445, $327, $531 and $565 paid to Messrs. McLain, Jooste and Smith and Drs. Fahim and Rasmussen, respectively, for taxes payable by the officers on contributions made by the Company under its supplemental term life insurance policy; and (iii) relocation expenses of $164,175 for which Mr. Jooste was reimbursed and an automobile allowance of $15,600 paid to Mr. Jooste.

(4)	Includes (i) reimbursements of $9,751 paid to Mr. McLain, $6,883 paid to Mr. Smith and Dr. Fahim, and $10,409 paid to Dr. Rasmussen, respectively, for taxes payable by the officers on contributions made by the Company under its Supplemental Executive Retirement Plan; (ii) reimbursements of $6,629, $3,835 and $8,184, paid to Messrs. McLain and Smith and Dr. Rasmussen, respectively, for taxes payable by the officers on disability insurance premiums paid by the Company; and (iii) reimbursement of $9,887 paid to Dr. Fahim for Canadian taxes payable by him, relocation expenses of $64,914 for which Dr. Fahim was reimbursed, and an automobile allowance of $8,400 paid to Dr. Fahim.

(5)	Includes (i) reimbursements of $12,618 and $6,883 paid to Messrs. McLain and Smith, respectively, for taxes payable by the officers on contributions made by the Company under its Supplemental Executive Retirement Plan; (ii) reimbursements of $3,765 and $3,685 paid to Messrs. McLain and Smith, respectively, for taxes payable by the officers on disability insurance premiums paid by the Company; and (iii) relocation expenses in the amount of $86,145 paid by the Company on behalf of Dr. Fahim.

(6)	Includes (i) premiums for life insurance in the amounts of $1,690, $1,093, $750, $1,339 and $1,005 paid by the Company on behalf of Messrs. McLain, Jooste and Smith, and Drs. Fahim and Rasmussen, respectively, during 2005; (ii) contributions made by the Company under its 401(k) plan in the amount of $8,400 on behalf of each of Messrs. McLain and Smith and Drs. Fahim and Rasmussen for 2005; (iii) premiums for disability insurance in the amounts of $11,523, $5,567, $10,070, $12,767, $10,518 paid by the Company on behalf of Messrs. McLain, Jooste and Smith and Drs. Fahim and Rasmussen, respectively, during 2005; and (iv) contributions during 2005 in the amounts of $12,000 on behalf of Messrs. Jooste and Smith, and Drs. Fahim and Rasmussen, and $22,000 on behalf of Mr. McLain made by the Company and included in each executive’s taxable income under the Company’s Supplemental Executive Retirement Plan, which provides the executive with a self-directed insurance or annuity-based retirement plan.

(7)	Mr. Jooste joined the Company in December 2004 and left the Company in February 2006.

(8)	Mr. Smith left the Company in March 2006.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning individual grants of stock options made during the Company’s last completed fiscal year to each of the Named Executive Officers. To date, the Company has not granted stock appreciation rights.

Name	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
						5%($)	10%($)
Thomas H. McLain	150,000		7.58%	$12.06	03/14/2015	1,137,670	2,883,080
Raafat E.F. Fahim, Ph.D.	0		0%	$0	N/A	0	0
H. LeRoux Jooste	0		0%	$0	N/A	0	0
Henrik S. Rasmussen, M.D., Ph.D.	0		0%	$0	N/A	0	0
Mark L. Smith	75,000	(2)	3.79%	$12.06	03/14/2015	568,835	1,441,540

(1)	These options become exercisable in four equal annual installments beginning one year from the date of grant. The Compensation Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company, the Compensation Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company. Under the terms of his employment agreement, if Mr. McLain is terminated without cause (as defined in his agreement), then each of his non-vested options will immediately vest and be exercisable for one year following his termination date, but in no event later than the original option expiration date. Under the terms of his change of control agreement, if Mr. McLain is terminated in connection with a change of control (as defined in his agreement), then each of his non-vested options will immediately vest and be exercisable for specified periods, but in no event later than the original option expiration date.

(2)	As a result of Mr. Smith’s resignation, these options will expire on June 4, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

None of the Company’s Named Executive Officers exercised stock options during the fiscal year ended December 31, 2005. The following table contains information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers, provided on an aggregated basis.

	Number of Securities Underlying Unexercised Options at December 31, 2005(#)	Value of Unexercised In-the-Money Options at December 31, 2005($)(1)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Thomas H. McLain	765,486/30,458	70,020/0
Raafat E.F. Fahim, Ph.D.	231,259/20,000	0/0
H. LeRoux Jooste (2)	40,000/0	0/0
Henrik S. Rasmussen, M.D., Ph.D.	234,282/20,000	0/0
Mark L. Smith (3)	327,445/20,604	0/0

(1)	Calculated using the difference between the option exercise price and $3.38 per share, the closing price of the Common Stock on The Nasdaq National Market (“Nasdaq”) on December 30,2005. The closing price of the Common Stock on Nasdaq on March 24, 2006, was $5.69 per share.

(2)	In connection with the termination of his employment, 160,000 outstanding options held by Mr. Jooste expired and were terminated as of February 28, 2006. The remaining 40,000 options held by Mr. Jooste will be exercisable until the earlier of February 28, 2007, or the original option expiration date.

(3)	10,302 outstanding options held by Mr. Smith were terminated effective immediately upon his resignation in March 2006. The remaining options held by Mr. Smith, all of which are presently exercisable, will expire on June 4, 2006.

Employment Agreements

The Company has employment agreements with Messrs. McLain, Jooste and Smith, and Drs. Fahim and Rasmussen. The annual salaries paid under the employment agreements with Messrs. McLain, Jooste and Smith and Drs. Fahim and Rasmussen, are $450,000, $290,000, $280,000, $290,000 and $290,000 per year, respectively. Such salaries are subject to discretionary annual increases as determined by the Compensation Committee. Under the employment agreements, the executive officers are eligible to participate in the Company’s fringe benefit programs and are entitled to receive such bonus or other compensation as determined by the Compensation Committee. In addition, the executive officers are entitled to receive a monthly automobile allowance.

Each of the employment agreements provides that the employee’s employment may be terminated by either the employee or the Company prior to the expiration of its term; however, if the employee is terminated other than for cause or disability, or if, after the expiration of the employment period, the employee gives notice of termination and within 30 days prior to the expiration of the employment period the Company had not offered to renew the agreement on terms no less favorable to him than the terms then in effect and within 90 days following the expiration of the employment period the Company has not tendered the employee a new employment agreement executed on behalf of the Company and containing such no less favorable terms, then he is entitled to receive the following severance benefits: (i) severance pay of his base salary as in effect at the time of such termination for 18 months in the case of Messrs. Jooste and Smith and Drs. Fahim and Rasmussen and 24 months in the case of Mr. McLain, (ii) pro rated bonus compensation, (iii) the continuation of certain fringe benefits for 18 months in the case of Messrs. Jooste and Smith and Drs. Fahim and Rasmussen and 24 months in the case of Mr. McLain, and (iv) immediate vesting of any non-vested stock options held by the employee, which will be exercisable for 12 months in the case of Messrs. Jooste and Smith and Drs. Fahim and Rasmussen and 24 months in the case of Mr. McLain after the termination date, but in no event later than the original option expiration date.

Each of the employment agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates and that the payment of any severance pay is subject to the execution by the employee of a release.

Effective February 28, 2006, the Company terminated the employment period under its employment agreement with H. LeRoux Jooste, the Company’s former Senior Vice President, Global Sales and Marketing. Pursuant to the terms of a Severance Agreement between Mr. Jooste and the Company, notwithstanding Mr. Jooste’s employment agreement, Mr. Jooste received a lump sum payment of $253,667, representing severance pay equal to his then-current base salary and continuation of an auto allowance for 10 months, and continuation of his healthcare benefits until December 31, 2006 (in lieu of 18 months of severance pay and continuation of benefits provided by the terms of the employment agreement). In addition, notwithstanding the terms of his employment agreement which provided that vested stock options held by Mr. Jooste would remain exercisable for one year after the termination of his employment, Mr. Jooste agreed in the Severance Agreement that options held by him to purchase 160,000 shares of Common Stock would terminate on February 28, 2006.

Change of Control Agreements

The Company has entered into change of control agreements with each of Messrs. McLain, Jooste and Smith and Drs. Fahim and Rasmussen. Although specific rights and obligations are different under each agreement, the general terms of these agreements are similar. Each of the change of control agreements provides for severance benefits in the event that the employee’s employment terminates in connection with a change of control. Primarily, the change of control agreements provide for the payment of a lump sum amount equal to a multiple of the sum of (a) the higher of (i) the employee’s annual base salary as of the date of the agreement or (ii) the employee’s base salary immediately prior to the change of control plus (b) the target bonus the employee could have earned for the fiscal year in which the change of control occurred. For Mr. McLain, the multiple is three. For Messrs. Jooste and Smith and Drs. Fahim and Rasmussen, the multiple is two.

In addition, the change of control agreements provide for the following severance benefits: (i) the continuation of certain employee benefit programs for specified periods, (ii) the payment by the Company of any compensation previously deferred by the employee within five days of termination, (iii) accelerated vesting of any outstanding stock options held by the employee, which will be exercisable for five years, but in no event later than the original option expiration date, and (iv) the payment by the Company for outplacement services provided to the employee.

Comparative Stock Performance

The following graph and chart compare, during the five-year period commencing December 30, 2000 and ending December 31, 2005, the annual change in the cumulative total return on the Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Biotech Stocks indices, assuming the investment of $100 on December 29, 2000 (at the market close) and the reinvestment of any dividends.

COMPENSATION COMMITTEE REPORT

Management Compensation Program.    The Company’s management compensation program (the “Program”) was developed by the Compensation Committee with the assistance of an outside compensation consultant and the Company’s human resources department, and incorporates the results of a study undertaken by the World At Work (formerly the American Compensation Association). The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, the Program should develop a strong link between the achievement of organizational goals as measured by a “balanced scorecard” process and individual compensation. Second, the Program should assure total compensation opportunities that are above comparable companies when the Company’s performance is superior to theirs and below such companies if the Company’s performance is inferior to theirs. Third, the Program should allow the Company to attract and retain individuals whose performance will enhance stockholder value of the Company.

Comparator Group.    The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the “Comparator Group”) and other relevant compensation survey data to serve as the basis for determining the appropriate levels of compensation provided to the Company’s executive officers. The companies in the Comparator Group are selected by the Compensation Committee with the assistance of an outside compensation consultant based on their comparability to the Company as determined by factors such as total revenue, market capitalization, and business focus.

Executive Compensation.    There are three principal components of the compensation provided to the Company’s executive officers: base salary, annual bonus, and equity incentive compensation.

Base Salary.    The Compensation Committee approves base salaries for the Chief Executive Officer and other executive officers after a structured annual review with input from the Chief Executive Officer regarding the other executive officers. This annual review includes an examination of salary levels of the Comparator Group and other relevant compensation survey data to determine whether the Company’s salary levels for its executive officers are commensurate with the median salary levels of executives at relevant companies with comparable responsibilities. Base salary decisions are made after a review of various criteria such as: (i) performance relative to corporate budgets, (ii) performance on specific projects, and (iii) management attributes and skills performance. After the annual base salary review in 2005, the following base salaries for the Company’s executive officers were established by the Compensation Committee:

Name	Base Salary
Thomas H. McLain	$450,000
Raafat E.F. Fahim, Ph.D.	$290,000
Joseph Johnson (1)	$250,000
Henrik S. Rasmussen, M.D., Ph.D.	$290,000
Mark L. Smith	$280,000

(1)	Mr. Johnson joined the Company in September 2005.

Annual Bonus.    The Compensation Committee approves annual bonuses for the Chief Executive Officer and the other executive officers under the Company’s VIP Management Incentive Plan. The objective of the VIP Plan is to provide an effective tool to help motivate the executive’s performance in achieving the Company’s defined strategy by aligning measurement and accountability with rewards. The Compensation Committee considers the Comparator Group and other relevant compensation survey data in making bonus determinations. Under the terms of the VIP Plan determined by the Compensation Committee for 2005, no bonuses were earned by the Company’s executive officers for 2005 because the minimum corporate qualifier established for the VIP Plan in 2005 was not achieved.

Rewards under the VIP Plan are based on performance as measured by two balanced scorecards, the corporate scorecard and an individual scorecard for each participant’s functional area (except the Chief Executive Officer, who is measured on the corporate scorecard only). Both scorecards view organizational performance from four equally-weighted perspectives: financial, customer, internal, and employee learning and growth. Each perspective is divided into strategic objectives and corresponding measures, which are organized and weighted differently on each scorecard. The weighting may vary significantly from corporate to individual scorecards where increased focus is necessary. Both corporate and individual scorecards define threshold, target, and maximum performance levels. The structure and performance levels of the corporate scorecard are designed by our Chief Executive Officer and the other executive officers and approved by the Compensation Committee of the Board of Directors. Each individual scorecard is designed by the appropriate executive officer, reviewed by our human resources department, and approved by our Chief Executive Officer.

The three performance levels under each scorecard are defined as follows:

•	Threshold—This is the minimum level of performance for which the VIP Plan provides compensation. If the threshold level only is achieved, the weighting for a particular objective is reduced by 50% of its original value.

•	Target—This is achieved when a performance target is met. If the target level is achieved, the weighting for a particular objective is maintained at 100% of its original value.

•	Maximum—This is the maximum level of performance for which the VIP Plan provides compensation. If the maximum level is achieved, the weighting for a particular objective is increased to 150% of its original value.

Currently, in order for any reward to be payable a minimum corporate qualifier established for each bonus year must be achieved. In 2005, the minimum qualifier was the receipt by the Company of licensable results from its Phase III clinical trial for StaphVAX® [Staphylococcus aureus Polysaccharide Conjugate Vaccine]. Assuming achievement of the minimum corporate qualifier, the amount of reward that is paid is determined by using a two-step process.

First, the percentage scores from each of the corporate and individual scorecards (which will range between 50% and 150% in the aggregate) are multiplied by the bonus potential for each participant. The bonus potential for each participant is a percentage of the participant’s base salary as set forth in the following table.

Position	Percentage of Base Salary
CEO	83%
Sr. VP	55%
VP	37.5%
Sr. Director	37.5%
Director	15%

Second, the resulting corporate and individual bonus components are combined based on a weighting depending on the level of the participant as defined in the following table.

Position	Corporate	Individual
CEO	100%	0%
Sr. VP	67%	33%
VP	60%	40%
Sr. Director	50%	50%
Director	50%	50%

The bonus potential, the relative weights of the corporate and individual scores, and all other elements of the VIP Plan are subject to change at the discretion of the Compensation Committee.

Equity Incentive Compensation.    The Company’s Chief Executive Officer and other executive officers receive long-term performance-based compensation in the form of option awards under the Company’s stock option plans. The Compensation Committee believes that equity-based compensation motivates the Company’s executive officers to have an interest in the long-term success of the Company. Equity compensation awards are made based on a review of the Comparator Group and other relevant survey data. All options granted by the Company have an exercise price equal to the market price of the Common Stock on the grant date. Accordingly, options have value only when the price of the Common Stock exceeds the price on the grant date. Vesting is used to encourage executive officers to remain with the Company. In 2005, the Compensation Committee approved the issuance of options to the Company’s executive officers other than Drs. Fahim and Rasmussen, who received significant option awards in 2004, in order to provide them with a continuing incentive to perform and to further align their interests with those of the Company’s stockholders. The Compensation Committee considered, among other factors, options already held when granting new awards for 2005. The Compensation Committee will consider using other forms of equity incentives, including restricted stock.

On December 20, 2005, the Compensation Committee approved the acceleration of vesting of all unvested options to purchase our Common Stock having an exercise price of $6.00 or higher, effective for all outstanding options as of December 20, 2005. The closing price of the Company’s Common Stock on December 20, 2005 was $3.35 per share. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged. The affected options were previously granted to employees of the Company, including its executive officers, under the Company’s 2000 Equity Incentive Plan and its 1998 Non-Qualified Employee Stock Option Plan. Options to purchase 3,955,540 shares of the Company’s Common Stock or 96% of the Company’s outstanding unvested options are subject to this acceleration and such options have exercise prices ranging from $6.01 to $17.15 per share and a weighted average exercise price of $12.51 per share. Of the accelerated options, 778,099 are held by the Named Executive Officers included in the Summary Compensation Table on page 8 of this Proxy.

Our decision to accelerate the vesting of the affected options was based primarily upon the issuance of SFAS No. 123(R), which will require us to treat all unvested stock options as compensation expense effective January 1, 2006. We believe that the acceleration of vesting of the affected options will enable us to avoid recognizing stock-based compensation expense associated with these options in future periods. We estimate this compensation expense, before tax, would total $27.3 million (excluding the impact of forfeitures), which would have been recognized over approximately the next 3 years from the date of the acceleration. Compensation expense for options not subject to the acceleration of vesting described above, at fair value is expected to be approximately $1.7 million, $1.7 million and $2.0 million in 2006, 2007 and 2008, respectively.

Effective February 24, 2006, the Compensation Committee adopted a retention program to help retain the services of key employees who are critical to the Company’s success. The need for an appropriate retention program arose out of the negative outcome announced in November 2005 of the Company’s Phase III clinical trial for StaphVAX.

Under the retention program, the Compensation Committee awarded to each employee designated as a participant in the retention program an award of restricted stock, an option to purchase shares of the Company’s Common Stock, and an opportunity to receive a cash bonus. An aggregate of 304,610 shares of restricted stock and options to purchase 437,260 shares of Common Stock were granted to participants under the retention plan. The restricted stock and options will vest in full on March 1, 2009, provided that the participant is employed by the Company on that date. The exercise price of each option is $3.83 per share, and each option will expire on February 24, 2016. In the event of a change in control of the Company prior to the vesting date, all of the outstanding restricted shares and options will vest in full, provided that the participant is employed by the Company on that date. In the event that a participant’s employment is terminated without cause by the Company or by the participant for good reason after March 1, 2008, the restricted shares and the options will vest in full on the termination date.

The Compensation Committee also approved as part of the retention program the payment of an aggregate of approximately $1.5 million in cash bonuses to participants who are employed by the Company on March 1, 2007. In the event of a change of control of the Company prior to this payment date, the cash bonuses will be paid in connection with the change of control transaction provided that the participant is employed by the Company on the date of the change of control.

The following table sets forth the number of restricted shares and options and the amount of the cash bonus awarded to each of the Company’s executive officers under the retention plan:

Name and Position	Restricted Shares	Options	Cash Bonus
Thomas H. McLain, Chairman, Chief Executive Officer, and President	58,746	84,329	$225,000

Raafat E.F. Fahim, Ph.D., Senior Vices President, Technical and Production Operations	37,859	54,345	$145,000

Henrik S. Rasmussen, M.D., Ph.D., Senior Vice President, Clinical, Medical, and Regulatory Affairs	37,859	54,345	$145,000

Joseph Johnson, Senior Vice President, People, Process and Technology	32,637	46,849	$125,000

Other Compensation.    The Compensation Committee is authorized to make discretionary compensation awards from time to time.

Chief Executive Officer Compensation.    The Chief Executive Officer’s base salary, annual bonus, and equity incentive compensation are established by the Compensation Committee in accordance with the general guidelines set forth above.

Respectfully submitted by,
The Compensation Committee
Geoffrey F. Cox, Ph.D., Chairman
Stephen G. Sudovar
David L. Castaldi
Leslie Hudson, Ph.D.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee is composed of three directors, each of whom is independent as defined in the Nasdaq Marketplace Rules. The Committee operates under a written charter amended and approved by the Board of Directors in February 2006. A copy of this charter is included as Appendix A to this proxy statement, and available on the Company’s website at http://www.nabi.com. David Castaldi and Geoffrey Cox have each been designated by the Board of Directors as an audit committee financial expert, as defined under the federal securities laws.

Management is responsible for the Company’s financial statements and financial reporting process, including the Company’s internal controls. The Company’s principal independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an audit of the Company’s financial statements and management’s assessment of the Company’s internal controls in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Although the Audit Committee is responsible for overseeing these processes, it does not prepare or audit the Company’s financial statements and audit controls or certify that they are complete or accurate or design or audit internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2005, with management and Ernst & Young LLP. The Audit Committee has met with Ernst & Young LLP without management present on six occasions in 2006 and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, which includes, among other items, matters relating to the conduct of an audit of financial statements. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm for the current fiscal year. The Audit Committee or its chairman pre-approves all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the auditor) provided to the Company by the Company’s independent public accountants. There were no de minimis non-audit services or auditing services provided to the Company in 2005 that were not approved by the Audit Committee or its chairman.

The Audit Committee has adopted procedures to investigate and resolve any complaints received by the Company concerning accounting, internal accounting controls, or auditing matters or theft or fraud, including any claim of retaliation for providing information to or otherwise assisting the Audit Committee. Any submissions by the Company’s employees are received and maintained in a manner that assures confidentiality without compromising the submitter’s anonymity, if so requested by the submitter.

In 2005, the Audit Committee approved the creation of an internal audit function within the Company and is responsible for reviewing the scope and results of the internal audit function, including its charter, organization and plans.

Respectfully submitted by,
The Audit Committee
David L. Castaldi, Chairman
Geoffrey F. Cox, Ph.D.
Linda Jenckes

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Ernst & Young LLP to be the Company’s independent registered public accounting firm for the 2006 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Ernst & Young LLP for the Company’s fiscal year ending December 30, 2006. Ernst & Young LLP served as the Company’s principal independent registered public accounting firm for the fiscal year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Additional Audit Information

The following table sets forth the aggregate fees and expenses billed by Ernst & Young LLP for each of the Company’s last two fiscal years.

	2005		2004
Audit Fees	$1,274,797	(1)	$1,239,074	(1)
Audit-Related Fees	33,552	(2)	89,750	(2)
All Other Fees	2,000	(3)	—

Total Fees	$1,310,349		$1,328,824

(1)	Includes fees and expenses billed in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Consists of fees and expenses billed for employee benefit plan audits.

(3)	Consists of fees billed for services in connection with a presentation on global trends in the health sciences and biotechnology industries.

The Chairman of the Audit Committee pre-approves all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the auditor) provided to the Company by the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 24, 2006 (unless otherwise noted) as to the Common Stock beneficially owned by (i) all directors and nominees, (ii) each Named Executive Officer, (iii) current directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. Unless otherwise noted, this information has been provided by the persons named in the table.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Class
Directors and Nominees
David L. Castaldi	89,215	(2)	*
Geoffrey F. Cox, Ph.D.	63,021	(3)	*
Peter Davis	0		*
Richard A. Harvey, Jr.	67,996	(4)	*
Leslie Hudson, Ph.D.	18,000	(5)
Linda Jenckes	66,247	(6)	*
Thomas H. McLain	946,484	(7)	1.6%
Stephen G. Sudovar	48,497	(8)	*

Named Executive Officers
Thomas H. McLain	946,484	(7)	1.6%
Raafat E.F. Fahim, Ph.D.	291,571	(9)	*
H. LeRoux Jooste	50,000	(10)
Henrik S. Rasmussen, M.D., Ph.D.	284,971	(11)	*
Mark L. Smith	300,368	(12)	*

Current directors and executive officers as a group (12 persons)	1,966,468	(13)	3.2%

5% Beneficial Owners
Capital Research and Management Company and SMALLCAP World Fund, Inc. 333 South Hope Street Los Angeles, CA 90071	3,050,000	(14)	5.1%
David M. Knott and Dorset Management Corporation 485 Underhill Boulevard, Suite 205 Syosset, New York 11791-3419	4,053,400	(15)	6.8%
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	4,080,885	(16)	6.9%
Harvest Management, L.L.C. 600 Madison Avenue, 11th Floor New York, NY 10022	3,147,755	(17)	5.3%

*	Less than 1%.

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)	Consists of (i) 46,015 shares of Common Stock owned by Mr. Castaldi, (ii) 6,200 shares of Common Stock owned by Mr. Castaldi’s wife and daughter, as to which Mr. Castaldi disclaims beneficial ownership, and (iii) 37,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(3)	Consists of (i) 3,395 shares of Common Stock held jointly by Dr. Cox and his wife, (ii) 15,126 shares of Common Stock owned solely by Dr. Cox, and (iii) 44,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(4)	Consists of (i) 23,496 shares of Common Stock owned by jointly by Mr. Harvey and his wife, and (ii) 44,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(5)	Consists of 18,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(6)	Consists of (i) 21,747 shares of Common Stock owned by Ms. Jenckes and (ii) 44,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(7)	Consists of (i) 43,511 shares of Common Stock jointly owned by Mr. McLain and his wife, (ii) 63,272 shares of Common Stock owned by the Company’s 401(k) Plan, (iii) 58,746 shares of Common Stock which are subject to future vesting but as to which voting may currently be directed, (iv) 240 shares of Common Stock owned by Mr. McLain’s children, as to which Mr. McLain disclaims beneficial ownership, and (v) 780,715 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 23, 2006.

(8)	Consists of (i) 3,997 shares of Common Stock owned by Mr. Sudovar and (ii) 44,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(9)	Consists of (i) 12,453 shares of Common Stock owned by Dr. Fahim, (ii) 37,859 shares of Common Stock which are subject to future vesting but as to which voting may currently be directed, and (iii) 241,259 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable as of May 23, 2006.

(10)	Consists of (i) 10,000 shares of Common Stock owned by Mr. Jooste and (ii) 40,000 shares of Common Stock that may be acquired under stock options that are presently exercisable. Mr. Jooste left the Company in January 2006.

(11)	Consists of (i) 2,830 shares of Common Stock owned by Dr. Rasmussen, (ii) 37,859 shares of Common Stock which are subject to future vesting but as to which voting may currently be directed and (iii) 244,282 shares of Common Stock that may be acquired under stock options are presently exercisable or will be exercisable as of May 23, 2006.

(12)	Consists of (i) 15,458 shares of Common Stock owned by Mr. Smith, (ii) 17,393 shares of Common Stock owned by the Company’s 401(k) Plan, and (iii) 267,517 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(13)	See notes 2-12.

(14)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on February 6, 2006 by Capital Research and Management Company and SMALLCAP World Fund, Inc. Capital Research and Management Company, a registered investment adviser, is deemed to be the beneficial owner of 3,050,000 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. SMALLCAP World Fund, Inc., a registered investment company, which is advised by Capital Research and Management Company, is the beneficial owner of 3,050,000 shares of Common Stock.

(15)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on February 2, 2006 by David M. Knott and Dorset Management Corporation, which share sole voting and investment power.

(16)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on January 9, 2006 by Goldman Sachs Asset Management, L.P., a registered investment advisor, which holds sole voting and investment power over 4,080,885 shares of Common Stock. Goldman Sachs Asset Management, L.P. disclaims beneficial ownership of any securities managed on its behalf by third parties.

(17)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on February 2, 2006 by Harvest Management, L.L.C. with respect to shares beneficially owned by the following accounts under its management, which Harvest Management may be deemed to beneficially own: 581,917 shares of Common Stock (including 81,707 shares underlying convertible bonds) beneficially owned by Harvest Capital, L.P.; 1,184,101 shares of Common Stock (including 166,346 shares of Common Stock underlying convertible bonds) beneficially owned by Harvest Offshore Investors Ltd.; 81,575 shares of Common Stock (including 10,475 shares of Common Stock underlying convertible bonds) beneficially owned by CL Harvest, LLC; 99,709 shares of Common Stock (including 13,827 shares of Common Stock underlying convertible bonds) beneficially owned by Harvest AA Capital, L.P.; 170,942 shares of Common Stock (including 17,249 shares of Common Stock underlying convertible bonds) beneficially owned by New Americans, L.L.C.; and 1,029,510 shares of Common Stock (including 101,470 shares of Common Stock underlying convertible bonds) beneficially owned by TE Harvest Portfolio, Ltd. James Morgan Rutman, Nathaniel Bohrer and Marjorie Gochberg Kellner are each principals of Harvest Management and thus may be deemed to beneficially own the shares of Common Stock beneficially owned by Harvest Management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no Form 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Under the federal securities laws, the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting is December 8, 2006. Under the Company’s by-laws, notice of a stockholder proposal is considered untimely unless it is delivered to or mailed and received at the principal executive offices of the Company not later than 90 days before the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, then notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day after such notice of the meeting date was mailed or such prior public disclosure was made.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each stockholder entitled to vote at the Annual Meeting, on the written request of such stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission. Written requests must be directed to Thomas E. Rathjen, Vice President, Investor Relations, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company’s Annual Report on Form 10-K is also available free of charge through the Company’s website at http://www.nabi.com.

OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. However, if any such matter is presented for action, your proxy will confer discretionary authority to vote on the matter if the Company did not receive timely notice of the matter in accordance with the Company’s by-laws.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers, and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred by them in connection therewith.

The Company has engaged MacKenzie Partners, Inc., a consulting firm, to assist in soliciting proxies for the Annual Meeting for a fee of approximately $10,000 plus expenses.

By Order of the Board of Directors,

Constantine Alexander

Secretary

April 7, 2006

Appendix A

AUDIT COMMITTEE CHARTER

The Audit Committee has been established by the Board of Directors of Nabi Biopharmaceuticals (the “Company”) for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

The Audit Committee shall be comprised of at least three Directors who meet the independence, education and experience requirements of the Securities Exchange Act of 1934 and The Nasdaq National Market (“Nasdaq”), as in effect from time to time. Except as the Board of Directors may otherwise determine, the Audit Committee shall make its own rules for the conduct of its business, but unless otherwise permitted by the Board, its business shall be conducted as nearly as may be in the same manner as the By-laws of the Company provide for the conduct of business by the Board of Directors.

The duties of the Audit Committee shall be as follows:

1.    The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Company (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such firm shall report directly to the Audit Committee.

2.    The Audit Committee shall monitor the independence of the Company’s accountants, including any relationship or services that may impact the objectivity and independence of the Company’s accountants and shall obtain a written statement from the Company’s accountants delineating all relationships between the accountants consistent with the requirements of Nasdaq. The Audit Committee (or one or more designated members thereof) shall pre-approve all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the accountant) provided to the Company by the accountant. These accountants shall be ultimately accountable to the Board of Directors of the Company and the Audit Committee as representatives of the stockholders.

3.    The Audit Committee shall review at least annually the scope and results of the Company’s internal audit function, including the charter, organization and plans of the Internal Audit Department headed by the chief internal audit executive. The Audit Committee shall review the significant issues raised in reports to management prepared by the Internal Audit Department and management’s responses. The Audit Committee shall review and concur in the appointment or dismissal of the chief internal audit executive, and meet on a regular basis with the chief internal audit executive to discuss any matters of concern.

4.    The Audit Committee shall review the Company’s financial statements to be filed with the Securities and Exchange Commission and the results of any independent audit thereof, including the adequacy of internal controls and financial accounting policies. The Audit Committee shall review management’s assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting and the auditor’s attestation and report on the assessment made by management. The Audit Committee shall review and discuss the Company’s annual audited financial statements with management and shall recommend to the Board of Directors whether these financial statements should be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

5.    The Audit Committee shall review reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, (such as the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q) including the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, to the extent required by the rules and regulations of the Securities and Exchange Commission and Nasdaq.

6.    The Audit Committee shall establish procedures for:

a.	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and

b.	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.    The Audit Committee shall oversee or conduct special investigations or other functions at the request of the Board of Directors.

The Audit Committee shall have the authority to engage, and to determine appropriate compensation for, independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to any public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Audit Committee as provided in this charter and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet as a separate Committee at least four times per year and as often as it deems necessary to carry out its duties. The Audit Committee shall make regular reports to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

A-2

5800 PARK OF COMMERCE BOULEVARD, N.W. BOCA RATON, FL 33487

You have the option of voting using any of the following methods:

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NABI Biopharmaceuticals in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NABI Biopharmaceuticals, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NBIOP1            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Nabi Biopharmaceuticals
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.
Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1. For the election of all nominees listed below (except as indicated):	☐	☐	☐
01) David L. Castaldi
02) Geoffrey F. Cox, Ph.D.
03) Peter B. Davis
04) Richard A. Harvey, Jr.
05) Leslie Hudson, Ph.D.
06) Linda Jenckes
07) Thomas H. McLain
08) Stephen G. Sudovar

Vote on Proposal	For	Against	Abstain
2. For the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2006.	☐	☐	☐

Please be sure to sign and date this Proxy. In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

REVOCABLE PROXY

Nabi Biopharmaceuticals

5800 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

Annual Meeting of Stockholders to be held on May 12, 2006

This Proxy is Solicited on Behalf of the Board of Directors, which Recommends

Approval of the Proposals Contained Herein

The undersigned hereby appoint(s) Anna E. Mack, and Mark A. Soufleris, and each of them, as Proxies of the undersigned, with full power of substitution, to vote, as designated herein, all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Nabi Biopharmaceuticals, to be held on Friday, May 12, 2006 at 10:00 A.M. at the Renaissance Boca Raton Hotel, 2000 N.W. 19th Street, Boca Raton, Florida, and all adjournments thereof (the “Meeting”). The undersigned acknowledge(s) receipt of the Company’s Proxy Statement. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such matters, other than the business set forth herein, as may properly come before the Meeting for which the Company did not receive timely notice of the matter in accordance with the Company’s by-laws; (ii) with respect to the election of directors in the event that any of the nominees is unable to serve or for good cause will not serve; and (iii) with respect to such other matters upon which discretionary authority may be conferred.

If shares of the Company’s Common Stock are issued to or held for the account of the undersigned under any of the Company’s employee benefit plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby direct(s) the respective fiduciary of each applicable Voting Plan to vote all shares of the Company’s Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein at the Meeting on all matters properly coming before the Meeting, including but not limited to the matters set forth on the reverse side.